UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012 (May 23, 2012)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 23, 2012, the shareholders of Fortress Investment Group LLC (the "Company") voted on the matters described below.

1. The Company's shareholders elected four Class II directors of the Company, who comprise all the directors of such class. The numbers of shares that voted for the election of such directors, withheld authority to vote for such directors, and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Robert I. Kauffman	404,657,657	14,107,638	71,408,919
Michael E. Novogratz	404,829,871	13,935,424	71,408,919
Takumi Shibata	401,736,871	17,028,424	71,408,919
George W. Wellde, Jr.	411,187,195	7,578,100	71,408,919

2. The Company's shareholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.
Votes For	Votes Against	Abstentions
489,298,453	423,379	452,382

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC

(Registrant)

/s/ David N. Brooks

David N. Brooks

General Counsel

Date: May 29, 2012